EXHIBIT 10.1

EXTENSION AGREEMENT

This Extension  Agreement (this “Agreement”), dated as of January 30, 2009, is entered into by and among International Stem Cell Corporation, a Delaware corporation (the “Company”), International Stem Cell Corporation, a California corporation and wholly owned Subsidiary of the Company (“ISC California”), Lifeline Cell Technology, LLC, a California limited liability company and wholly owned Subsidiary of the ISC California (“Lifeline”, and together with the Company and ISC California, the “Debtors”), and Gemini Master Fund, Ltd. (“Holder”).

R E C I T A L S:

WHEREAS, on May 14, 2008 the Company issued to the Holder that certain OID Senior Secured Convertible Note in the original principal amount of $1,000,000 with a maturity date of January 31, 2009 (the “Note”) pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of May 14, 2008; initially capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Note or Purchase Agreement, as the case may be;

WHEREAS, the Company’s obligations under the Note are secured by the Security Agreement and IP Security Agreement;

WHEREAS, the Note and Purchase Agreement were amended pursuant to that certain Modification of Note and Security Agreement entered into as of July 22, 2008 (“Modification”) to modify the repayment obligations of the Note under Section 4.12 of the Purchase Agreement;

WHEREAS, pursuant the Purchase Agreement (as amended) the Company repaid $500,000 of the principal amount of the Note in January 2009, and on January 29, 2009 the Holder converted $100,000 in principal amount of the Note, such that as of the date hereof the remaining outstanding principal amount of the Note is $400,000; and

WHEREAS, the parties hereto wish to extend the maturity date of the Note and amend the Transaction Documents in accordance with the terms hereof;

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Note.

(a) Extension of Maturity Date.  The Maturity Date under the Note is hereby extended from January 31, 2009 until the date (the “Extended Maturity Date”) which is two (2) months following the date on which the Company deposits the Escrow Amount into the Escrow Account (as such terms are defined below) (“Deposit Date”).

(b) Repayment/Prepayment.  The Company is no longer required to pay any principal amount of the Note pursuant to Section 4.12 of the Purchase Agreement (as modified by the Modification), and in addition the Company retains its right to prepay the Note at any time pursuant to Section 6 of the Note.

2. Termination of Security.  Effective on the Deposit Date, the Security Agreement and IP Security Agreement, and all the security interests granted thereby, shall automatically terminate and the Holder’s security interest in and lien on all the Collateral and Intellectual Property Collateral shall be released.

3. Escrow.  Promptly following the execution hereof, the Company and the Holder hereby agree to enter into an escrow agreement (“Escrow Agreement”) with Torrey Pines Bank, a California banking association, as escrow agent (“Escrow Agent”), in the form of Exhibit I attached hereto.   Promptly following execution of this Agreement and such Escrow Agreement, the Company shall deposit with Escrow Agent an amount equal to Four Hundred Thousand Dollars ($400,000) (“Escrow Amount”) in immediately available funds to be held in escrow pursuant to the terms of the Escrow Agreement.  The Escrow Amount shall be held in escrow by the Escrow Agent pursuant to the Escrow Agreement to satisfy the repayment of the principal due under the Note on the Extended Maturity Date (to the extent such principal amount has not been converted).

4. Expenses.  The Company and the Holder shall each pay for its own expenses incurred in connection herewith, and the Company and the Holder shall split equally the fees and expenses of the Escrow Agent.

5. Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for any purposes whatsoever.

6. Section Headings, Construction.  The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

7. Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law:  (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8. Miscellaneous.

(a) Full Force and Effect.  Except as otherwise expressly provided herein, each of the Purchase Agreement, the Note and the other agreements and transactions contemplated thereby (“Transaction Documents”) shall remain in full force and effect.  Except for any waivers and modifications contained herein, if any, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

(b) Authority.  Each party hereto hereby represents and warrants to the other party that the execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary.  This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(c) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(d) Assignment; Successors.  The Holder may assign this Agreement or its respective rights or obligations hereunder in connection with any transfer of the Note.  This Agreement shall be binding upon each party’s respective successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DEBTORS:

INTERNATIONAL STEM CELL CORPORATION, a Delaware corporation By: /s/ Kenneth Aldrich Name: Kenneth Aldrich Title: CEO
INTERNATIONAL STEM CELL CORPORATION, a California corporation By: /s/ Kenneth Aldrich Name: Kenneth Aldrich Title: CEO

LIFELINE CELL TECHNOLOGY, LLC a California limited liability company By: /s/ Kenneth Aldrich Name: Kenneth Aldrich Title: CEO

HOLDER:

GEMINI MASTER FUND, LTD.
By:           GEMINI STRATEGIES, LLC, as investment manager

By:   /s/ Steven Winters
Name:   Steven Winters
Title:   Managing Member

EXHIBIT I

Form of Escrow Agreement

(attached)